As filed with the U.S. Securities and Exchange Commission on August 28, 2024.

Registration No. 333-281732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chanson International Holding

(Exact name of Registrant as specified in its charter)

Cayman Islands	2000	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

B9 Xinjiang Chuangbo Zhigu Industrial Park

No. 100 Guangyuan Road, Shuimogou District

Urumqi, Xinjiang, China 830017

+86-0991-2302709

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

George Chanson (NY) Corp.

41 Madison Avenue

New York, NY 10010

917-545-1575

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Brian B. Margolis, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 212-370-1300

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Chanson International Holding is filing this Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form F-1 (Registration No. 333-281732), originally filed with the U.S. Securities and Exchange Commission on August 23, 2024 (the “Registration Statement”), as an exhibit-only filing solely to file Exhibits 5.1, 5.3, 23.4, and 23.5, and to remove Exhibit 10.17. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibits being filed with this Amendment No. 1. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in the above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The placement agency agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have not issued securities which were not registered under the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT INDEX

Description
1.1**	Form of Placement Agency Agreement

3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the SEC on March 31, 2021)

4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the SEC on March 31, 2021)

4.2**	Form of Pre-Funded Warrant

4.3**	Form of Common Warrant

5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the Class A Ordinary Shares

5.2**	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Pre-Funded Warrants and Common Warrants

5.3*	Opinion of Dacheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements

10.1	Form of Employment Agreement by and between executive officers and the Registrant (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the SEC on March 31, 2021)

10.2	Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the SEC on March 31, 2021)

10.3**	English Translation of the Form of Exclusive Service Agreement between each UFG Operator and Xinjiang United Family, as currently in effect, and a schedule of all executed Exclusive Service Agreements adopting the same form

10.4**	English Translation of the Form of Operating Rights Proxy Agreement between each UFG Operator and Xinjiang United Family, as currently in effect, and a schedule of all executed Operating Rights Proxy Agreements adopting the same form

10.5**	English Translation of the Form of Pledge Agreement between each UFG Operator and Xinjiang United Family, as currently in effect, and a schedule of all executed Pledge Agreements adopting the same form

10.6**	English Translation of the Form of Call Option Agreement between each UFG Operator and Xinjiang United Family, as currently in effect, and a schedule of all executed Call Option Agreements adopting the same form

10.7**	English Translation of the Form of Spousal Consent granted by the spouse of each UFG Operator, as currently in effect, and a schedule of all executed Spousal Consents adopting the same form

10.8	English Translation of Premises Use Agreement dated April 30, 2020, and Supplemental Agreement dated June 18, 2020, between Xinjiang United Family and Urumqi Plastic Surgery Hospital Co., Ltd. (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the Securities and Exchange Commission on March 31, 2021).

10.9	English Translation of Lease Agreement dated June 30, 2021, between Xinjiang United Family and Xinjiang Chuangbo Park Development Co., Ltd. (incorporated by reference to Exhibit 10.16 of our Registration Statement on Form F-1/A No. 2 (File No. 333-254909) filed with the Securities and Exchange Commission on August 27, 2021)

10.10	Office Licensing Agreement dated March 25, 2024 between Chanson International and CL Asset Management LLC (incorporated by reference to Exhibit 4.9 of our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024)

10.11	English Translation of Working Capital Loan Agreement dated December 22, 2023, between Xinjiang United Family and Huaxia Bank Co., Ltd. (incorporated by reference to Exhibit 4.10 of our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024)

10.12	English Translation of Working Capital Loan Agreement dated September 7, 2023, between Xinjiang United Family and Bank of China (incorporated by reference to Exhibit 4.11 of our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024)

10.13	English Translation of Working Capital Loan Agreement dated December 26, 2023, between Xinjiang United Family and Xinjiang Urumqi Rural Commercial Bank (incorporated by reference to Exhibit 4.12 of our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024)

10.14	English Translation of Working Capital Loan Agreement dated November 15, 2023, between Xinjiang United Family and Tianshan Rural Commercial Bank (incorporated by reference to Exhibit 4.13 of our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024)

10.15	English Translation of Working Capital Loan Agreement dated December 19, 2023, between Xinjiang United Family and Tianshan Rural Commercial Bank (incorporated by reference to Exhibit 4.14 of our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024)

10.16**	Form of Securities Purchase Agreement

16.1	Letter of Friedman LLP to the U.S. Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the SEC on March 31, 2021)

16.2	Letter of Marcum Asia CPAs LLP to the U.S. Securities and Exchange Commission dated July 11, 2023 (incorporated by reference to Exhibit 16.1 of our report of foreign private issuer on Form 6-K furnished to the SEC on July 11, 2023)

21.1**	Subsidiaries

23.1**	Consent of Friedman

23.2**	Consent of Marcum Asia

23.3**	Consent of Assentsure

23.4*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)

23.5*	Consent of Dacheng (included in Exhibit 5.3)

23.6**	Consent of Hunter Taubman Fischer & Li (included in Exhibit 5.2)

24.1**	Powers of Attorney

99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the SEC on March 31, 2021)

107**	Filing Fee Table

*	Filed herewith
**	Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

	(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

	(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

	(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

		(i)	if the issuer is relying on Rule 430B:

			(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

			(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

		(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(6)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

		(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

		(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

		(iv)	any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that:

	(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

	(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Urumqi, People’s Republic of China, on August 28, 2024.

Chanson International Holding

By:	/s/ Gang Li
Gang Li
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gang Li	Chief Executive Officer, Director, and	August 28, 2024
Name: Gang Li	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Jihong Cai	Chief Financial Officer	August 28, 2024
Name: Jihong Cai	(Principal Accounting and Financial Officer)

*	Independent Director	August 28, 2024
Name: Yong Du

*	Independent Director	August 28, 2024
Name: Shuaiheng Zhang

*By:	/s/ Gang Li
Name:	Gang Li
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Chanson International Holding, has signed this registration statement or amendment thereto in New York, NY on August 28, 2024.

George Chanson (NY) Corp.
Authorized U.S. Representative

By:	/s/ Gang Li
Name: Gang Li
Title: President